Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Smart & Final Stores, Inc. (the “Company”), for the year ended December 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David G. Hirz, as Chief Executive Officer of the Company and Richard N. Phegley, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)                                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DAVID G. HIRZ
Name:	David G. Hirz
Title:	Chief Executive Officer
(Principal Executive Officer)

Date: March 14, 2019

/s/ RICHARD N. PHEGLEY
Name:	Richard N. Phegley
Title:	Chief Financial Officer
(Principal Financial Officer)

Date: March 14, 2019

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.